UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2007
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 5, 2007, Oriental Financial Group Inc. (the “Company”) entered into a Change in Control Compensation Agreement (the “Agreement”) with Lidio Soriano. Mr. Soriano is the Company’s Executive Vice President in charge of the Group’s Retail Banking and Mortgage divisions, a new position, and a member of the Executive Team. Attached hereto is a copy of the Agreement, which was entered into as of October 5, 2007.
     Pursuant to the Agreement, which will be in effect for as long as Mr. Soriano is employed by the Company, he is entitled to certain cash payment compensation in the event there is a “change in control” of the Company and as a result thereof or within one year after the change in control, his employment with the Company is terminated by the Company or its successor in interest. The cash compensation will be an amount equal to two times the sum of his annual base salary at the time the termination of his employment occurs and the last cash bonus paid to him prior to such termination. The cash payment compensation is in lieu of any other payments which he may be entitled to receive by law, contract or otherwise, and is payable in a lump sum within 30 days following the termination.
     For purposes thereof, a “change in control” of the Company is deemed to have occurred if (i) any Person (as defined in the Agreement) acquired direct or indirect ownership of 50% or more of the combined voting power of the then outstanding common stock of the Company as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) the shareholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger of the Company in which the holders of the Company common stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to an entity which is not a wholly-owned subsidiary of the Company.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit
10	Change in Control Compensation Agreement with Lidio Soriano.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: October 12, 2007	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary Board of Directors